UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2013

___________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       On March 12, 2013, Lyris, Inc. (“Company”) issued a press release announcing that Wolfgang Maasberg, the Company’s President and Chief Executive Officer and as a member of its board of directors (“Board”), has resigned from all executive officer and Board positions with the Company, effective March 8, 2013. The Company also announced that it appointed Roy Camblin, a member of the Board, as the Company’s President and Chief Executive Officer, effective March 8, 2013.

       Mr. Camblin, age 66, has been a member of the Board since February 2012, and was appointed Chairman of the Board on October 12, 2012. Mr. Camblin has been an independent strategic consultant since 2002. He served as Chief Executive Officer and director of Cleanfish, Inc., an environmentally responsible seafood broker from April 2009 to March 2010, and as Senior Vice President of Engineering at Zebra Technologies Corp., a software division doing marine terminal and supply chain automation, from 2006 to November 2008. Mr. Camblin was Senior Vice President and Chief Information Officer at Epiphany, Inc., a software company, from 2001 to 2002, Chief Executive Officer of Netgateway, Inc., an Internet service provider, from 1999 to 2000. Previously, Mr. Camblin served as Chief Information Officer at CB Richard Ellis, a real estate services firm, Vice President of Global Operations and Technology at Citigroup, Inc., and Senior Vice President and Chief Information Officer at Oracle Corporation.

       Pursuant to an offer letter between the Company and Mr. Camblin, dated March 8, 2013 (“Offer Letter”), Mr. Camblin will receive an annual base salary of $350,000 and is eligible for a target annual bonus of up to $100,000 based on Company performance and subject to Board approval. The Company agreed to grant Mr. Camblin an option, under the Company’s 2005 Equity-Based Compensation Plan, to purchase 315,000 shares of Company common stock, which will vest over four years (25% after one year of employment and the balance quarterly thereafter). If Mr. Camblin is terminated by the Company without cause within two years following a change in control, he will be entitled to accelerated vesting of all the then-unvested shares underlying this option. The foregoing description of the Offer Letter is a summary and does not purport to be complete, and therefore is qualified in its entirety by reference to the agreement, a copy of which is attached to this report as an exhibit.

       On March 8, 2013, the Company also entered into an agreement with Mr. Maasberg covering the terms of his transition and separation, pursuant to which Mr. Maasberg will receive a cash payment equal to six months of his annual base salary and a separation bonus of $35,000, reimbursement for six months of COBRA health insurance premiums, and extended exercisability (for one year) of the vested portion of his existing stock options. The foregoing description of the transition and separation agreement is a summary and does not purport to be complete, and therefore is qualified in its entirety by reference to the agreement, a copy of which is attached to this report as an exhibit.

Item 9.01 Financial Statements and Exhibits

Number	Description
99.1	Press Release, dated March 12, 2013, announcing new Chief Executive Officer
99.2	Offer Letter, dated March 8, 2013, between Lyris, Inc. and Roy Camblin
99.3	Agreement regarding transition and separation, dated March 8, 2013, between Lyris, Inc. and Wolfgang Maasberg

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Chief Operating Officer and Chief Financial
Officer

Date: March 12, 2013